UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2025

FB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1221 Broadway, Suite 1300
Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

(615) 564-1212
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	FBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If  an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 12, 2025, the Compensation Committee (the “Committee”) of the Board of Directors of FB Financial Corporation (“FB Financial”), the parent company of FirstBank (the “Bank”), approved the realignment of certain management responsibilities, including for certain named executive officers, in each case effective October 1, 2025. Michael M. Mettee has been named Chief Operating Officer, in addition to his role as Chief Financial Officer, and Travis K. Edmondson has been named Chief Credit Officer and will transition from his role of Chief Banking Officer.
Mr. Mettee, age 45, has served as the Chief Financial Officer of FB Financial since 2020 and joined the Bank in 2012 as the Director of Capital Markets and managed the interest rate risk for the Bank. He subsequently was Chief Financial Officer of Banking, a position he held before being promoted to Chief Financial Officer of FB Financial. In addition to his current responsibilities as Chief Financial Officer, Mr. Mettee will manage Metro and Community markets, Commercial, Retail, Wealth, Credit and Customer Experience for FirstBank across 93 branches in five states. Prior to joining the Bank, Mr. Mettee spent time at regional banks managing various aspects of finance including budgeting and forecasting processes, pricing and asset liability products, financial reporting and capital markets. There are no actual or proposed transactions between Mr. Mettee or any of his immediate family members and FB Financial that would require disclosure under Item 404(a) of Regulation S-K in connection with his appointment as Chief Operating Officer of FB Financial.
In connection with these changes, FB Financial and the Bank entered into an amended and restated employment agreement with each of Messrs. Mettee and Edmondson, effective October 1, 2025 (the “Amended and Restated Employment Agreements”) to amend their prior employment agreements with FB Financial and the Bank dated as of February 23, 2024 (the “Prior Agreements”) to reflect their new positions and adjustments to compensation commensurate with such new positions, including a 12.7% increase to Mr. Mettee’s total direct compensation. The material terms of the Prior Agreements are included in FB Financial’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2025. Mr. Edmondson will also be eligible to receive a retention bonus equal to approximately one times his base salary, payable on or before January 31, 2026, subject to his continued employment date on such date. Except as described herein, the Amended and Restated Employment Agreements made no other material changes to the Prior Agreements.
The foregoing description of the Amended and Restated Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreements, which will be filed as an exhibit to the FB Financial’s Quarterly Report on Form 10-Q for the period ending September 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

By: /s/ Michael M. Mettee
Michael M. Mettee
Chief Operating Officer & Chief Financial Officer
Date: September 18, 2025